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                                                                                                Exhibit 11

                                            ENGINEERED SUPPORT SYSTEMS, INC.
                                    Statement Re:  Computation of Earnings Per Share

                                                    Three Months Ended                       Six Months Ended
                                                         April 30                                April 30
                                               ----------------------------            ----------------------------
                                                  1998              1997                  1998              1997
                                               ----------        ----------            ----------        ----------
NET INCOME                                     $1,324,079        $1,098,305            $2,243,240        $1,901,136
                                               ==========        ==========            ==========        ==========


BASIC EARNINGS PER SHARE

    Average shares outstanding                  3,165,217         3,177,411             3,170,065         3,179,802
                                               ==========        ==========            ==========        ==========

                                                     $.42              $.35                  $.71              $.60
                                               ==========        ==========            ==========        ==========


DILUTED EARNINGS PER SHARE

    Average shares outstanding                  3,165,217         3,177,411             3,170,065         3,179,802

    Net effect of dilutive stock options<F1>      148,455           116,089               142,542           133,170
                                               ----------        ----------            ----------        ----------
                                                3,313,672         3,293,500             3,312,607         3,313,512
                                               ==========        ==========            ==========        ==========

                                                     $.40              $.33                  $.68              $.57
                                               ==========        ==========            ==========        ==========


<F1> Based on the treasury stock method.
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